Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-40506 on Form S-8 pertaining to the Frequency Electronics, Inc. 401(k) Savings Plan of our report dated July 15, 2008 with respect to the financial statements and supplemental schedules of the Frequency Electronics, Inc. 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2007.

/s/HOLTZ RUBENSTEIN REMINICK LLP
HOLTZ RUBENSTEIN REMINICK LLP

Melville, New York
July 15, 2008